EXECUTION COPY

RECONSTITUTED SERVICING AGREEMENT

THIS RECONSTITUTED SERVICING AGREEMENT (this “Agreement”), entered into as of the 1st day of May, 2007, by and between LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (the “Seller” or “Lehman Holdings”) and GREENPOINT MORTGAGE FUNDING, INC., a New York corporation organized under the laws of the State of New York (the “Servicer”), and acknowledged by AURORA LOAN SERVICES LLC, a Delaware limited liability company, as Master Servicer under the Trust Agreement (as defined herein), and HSBC BANK USA, National Association, a national banking association, solely in its capacity as trustee under the Trust Agreement (as defined herein) (the “Trustee”), recites and provides as follows:

RECITALS

WHEREAS, Lehman Brothers Bank, FSB (“Lehman Brothers Bank”) acquired certain conventional, residential, fixed rate, first lien mortgage loans from the Servicer, which mortgage loans were either originated or acquired by the Servicer.

WHEREAS, certain of these mortgage loans are currently being serviced by the Servicer pursuant to an Amended and Restated Flow Mortgage Loan Purchase, Warranties and Servicing Agreement dated as of January 1, 2007, between Lehman Brothers Bank, as the Purchaser, and the Servicer, as the Company (for Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 2006-FLOW), (hereinafter, the “PWSA”) and annexed hereto as Exhibit B.

WHEREAS, pursuant to an assignment and assumption agreement dated as of May 1, 2007 (the “Assignment and Assumption Agreement”) and annexed hereto as Exhibit C, Lehman Brothers Bank has assigned all of its rights, title and interest in certain of these mortgage loans as identified on Exhibit E hereto (the “Mortgage Loans”) as well as all of its rights and obligations as purchaser under the PWSA to the Seller, and the Seller has accepted such assignment.

WHEREAS, the Seller has conveyed the Mortgage Loans to Structured Asset Securities Corporation, a Delaware special purpose corporation (“SASCO” or the “Depositor”) pursuant to a mortgage loan sale and assignment agreement dated as of May 1, 2007 (the “Mortgage Loan Sale and Assignment Agreement”), and SASCO in turn has conveyed the Mortgage Loans to the Trustee, pursuant to a trust agreement dated as of May 1, 2007 (the “Trust Agreement”), among the Trustee, Aurora Loan Services LLC, as master servicer (“Aurora,” and together with any successor Master Servicer appointed pursuant to the provisions of the Trust Agreement, the “Master Servicer”), U.S. Bank National Association, as securities administrator (the “Securities Administrator”) and the Depositor.

WHEREAS, the Seller desires that the Servicer continue to service the Mortgage Loans, and the Servicer has agreed to do so, subject to the rights of the Seller and the Master Servicer to terminate the rights and obligations of the Servicer hereunder as set forth herein and to the other conditions set forth herein.

WHEREAS, the Seller and the Servicer agree that the provisions of the PWSA shall apply to the Mortgage Loans, but only to the extent provided herein and that this Agreement shall govern the Mortgage Loans for so long as such Mortgage Loans remain subject to the provisions of the Trust Agreement.

WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Trust Fund (or the Trustee on its behalf), and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Agreement.

WHEREAS, the Seller and the Servicer intend that each of the Master Servicer and the Trustee is an intended third party beneficiary of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Servicer hereby agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used and not defined in this Agreement, including Exhibit A hereto and any provisions of the PWSA incorporated by reference herein (regardless if such terms are defined in the PWSA), shall have the meanings ascribed to such terms in the Trust Agreement.

2. Custodianship. The parties hereto acknowledge that U.S. Bank National Association will act as custodian of the Serviced Mortgage Files for the Trustee pursuant to the Custodial Agreement dated as of May 1, 2007, between U.S. Bank National Association and the Trustee.

3. Servicing. The Servicer agrees, with respect to the Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the PWSA, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the PWSA, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

4. Trust Cut-off Date. The parties hereto acknowledge that by operation of Section 5.05 and Section 6.01 of the PWSA, the remittance on June 18, 2007 to the Trust Fund is to include principal due after May 1, 2007 (the “Trust Cut-off Date”) plus interest, at the Mortgage Loan Remittance Rate collected during the related Due Period, exclusive of any portion thereof allocable to a period prior to the Trust Cut-off Date, with the adjustments specified in clauses (b), (c) and (d) of Section 6.01 of the PWSA.

5. Master Servicing; Termination of Servicer. The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Mortgage Loans in accordance with the provisions of this Agreement. The Master Servicer, acting on behalf of the Trustee and the SARM 2007-5 Trust Fund (the “Trust Fund”) created pursuant to the Trust Agreement, shall have the same rights as Lehman Brothers Bank under the PWSA to enforce the obligations of the Servicer under the PWSA and the term “Purchaser” as used in the PWSA in connection with any rights of the Purchaser shall refer to the Trust Fund or, as the context requires, the Master Servicer acting in its capacity as agent for the Trust Fund, except as otherwise specified in Exhibit A hereto. The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement, which failure results in an Event of Default as provided in Article X of the PWSA. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer assume any of obligations of Lehman Brothers Bank under the PWSA and in connection with the performance of the Master Servicer’s duties hereunder the parties and other signatories hereto agree that the Master Servicer shall be entitled to all of the rights, protections and limitations of liability afforded to the Master Servicer under the Trust Agreement.

6. No Representations. Neither the Servicer nor the Master Servicer shall be obligated or required to make any additional representations and warranties regarding the characteristics of the Mortgage Loans in connection with the transactions contemplated by the Trust Agreement and issuance of the Certificates issued pursuant thereto.

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7. Notices. All notices and communications between or among the parties hereto (including any third party beneficiary thereof) or required to be provided to the Trustee on behalf of the Trust Fund shall be in writing and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

All notices required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

Aurora Loan Services LLC
10350 Park Meadows Drive,
Littleton, Colorado 80124
Attn: Linda A. Sherman- Master Servicing
           SARM 2007-5
Tel: 720-945-3422

All remittances required to be made to the Master Servicer under this Agreement shall be made on a scheduled/scheduled basis to the following wire account:

Bank of New York
New York, New York
ABA#: 021-000-018
Account Name: Aurora Loan Services LLC,
                             Master Servicing Payment Clearing Account
Account Number: 8900620730
Beneficiary: Aurora Loan Services LLC
For further credit to: SARM 2007-5

All notices required to be delivered to the Trustee on behalf of the Trust Fund hereunder shall be delivered to the Trustee at the following address:

HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018
Attention: CTLA - Structured Finance Services
Telephone: 212-525-1362
Facsimile: 212-525-1300

All notices required to be delivered to the Seller hereunder shall be delivered to the Seller, at the following address:

Lehman Brothers Holdings Inc.
745 Seventh Avenue, 6th Floor
New York, New York 10019
Attention: Leslee Gelber
Telephone: (212) 526-5861

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E-mail: lgelber@lehman.com

With a copy to:
Dechert, LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104-2808
Attention: Steven J. Molitor, Esq.

All notices required to be delivered to the Servicer hereunder shall be delivered to its office at the address for notices as set forth in the PWSA.

8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

9. Capacity of Trustee. It is expressly understood and agreed by the parties hereto that insofar as this Agreement is acknowledged by HSBC Bank USA, National Association (i) it is acknowledged and delivered by such party, not in its individual capacity but solely as Trustee under the Trust Agreement in the exercise of the powers and authority conferred to and vested in it thereunder, (ii) each of the representations, undertakings and agreements herein made on behalf of the Trust Fund is made and intended not as personal representations, undertakings and agreements of the Trustee but is made and intended solely for the purpose of binding only the Trust Fund, and (iii) under no circumstances shall the Trustee in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement or any related document.

10. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

11. Termination. Upon the termination of the Trust Fund pursuant to Article VII of the Trust Agreement, this Agreement shall terminate, and thereafter, the Mortgage Loans shall be serviced in accordance with the terms of the PWSA. In the event that the PWSA was terminated prior to the termination of the Trust Fund, the Servicer and the Master Servicer shall enter into a replacement servicing agreement with respect to the Mortgage Loans, which agreement shall be similar to the PWSA in all material respects. In the event that the Master Servicer and the Servicer fail to enter into a replacement servicing agreement promptly after the termination of the Trust Fund, the Master Servicer may transfer the servicing of the Mortgage Loans to a third party servicer at its sole discretion; provided that the Mortgage Loans shall be serviced in accordance with the terms of this Agreement until such time the servicing of the Mortgage Loans has been transferred to such third-party servicer.

12. NIMS Insurer. In addition to the terms and conditions set forth in this Agreement, any and all rights of the Master Servicer and Trustee to receive notices from the Servicer pursuant to this Agreement shall hereby be equally granted to the NIMS Insurer. The Master Servicer or the Securities Administrator shall notify the Servicer in writing of the name and address of the NIMS insurer and the name and telephone number of the appropriate contact employee of the NIMS Insurer. For any and all obligations of the Servicer to obtain consent from the Master Servicer and the Trustee pursuant to this Agreement, the Servicer must also obtain such consent from the NIMS Insurer. Notwithstanding any other provision in this Agreement, the Trust Fund shall hold harmless and indemnify the Servicer for any failure of the NIMS Insurer to comply with the provisions of this Agreement. Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the NIMS Insurer receive the benefit of the provisions of this Agreement as an intended third party beneficiary of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the NIMS Insurer as if it was a party to this Agreement, and the NIMS Insurer shall have the same rights and remedies to enforce the provisions of this Agreement as if it was a party to this Agreement. The parties hereto agree to cooperate in good faith to amend this Agreement in accordance with the terms hereof to include such other provisions as may be reasonably requested by the NIMS Insurer. Notwithstanding the foregoing, all rights of the NIMS Insurer set forth in this Agreement shall exist only so long as the NIM Securities issued pursuant to the NIMS Transaction remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such NIM Securities.

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NIM Security shall mean any net interest margin security issued by an owner trust or special purpose entity that is holding all rights, title and interest in and to the Class X or Class 1-AP Certificates issued by the Trust Fund.

NIMS Insurer shall mean collectively, any insurance companies issuing a financial guaranty insurance policy covering certain payments to be made on NIM Securities pursuant to a NIMS Transaction.

NIMS Transaction shall mean any transaction in which NIM Securities are secured, in part, by the payments on the Class X or Class 1-AP Certificates issued by the Trust Fund.

13. Distressed Mortgage Loans. The NIMS Insurer may, at its option, purchase a Distressed Mortgage Loan; provided, however, prior to any such purchase, the Servicer shall be required to continue to make Monthly Advances with respect to such Distressed Mortgage Loans, to the extent required by the applicable servicing provisions in the SWSA. Any such purchase shall be accomplished by: (A) remittance to the Master Servicer of the Purchase Price (as defined in the Trust Agreement) for the Distressed Mortgage Loan for deposit into the Collection Account established by the Master Servicer pursuant to the Trust Agreement, and (B) the NIMS Insurer’s (i) acknowledgment and agreement to retain Servicer, as the servicer for any such purchased Distressed Mortgage Loan, to service such Distressed Mortgage Loan pursuant to the provisions of the SWSA, and (ii) assumption, for the benefit of the Servicer, the rights and obligations of the Trust Fund as owner of such purchased Distressed Mortgage Loans pursuant to the SWSA. The Trustee (or the Custodian on its behalf) and the Servicer shall immediately effectuate the conveyance of the purchased Distressed Mortgage Loans to the NIMS Insurer exercising the purchase option, including prompt delivery of the Servicing File and all related documentation to the applicable NIMS Insurer. A Distressed Mortgage Loan is as of any Determination Date a Mortgage Loan that is delinquent in payment for a period of ninety (90) days or more, without giving effect to any grace period permitted by the related Mortgage Loan, or for which the Servicer has accepted a deed in lieu of foreclosure.

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Executed as of the day and year first above written.

LEHMAN BROTHERS HOLDINGS INC.,
as Seller

By:
Name:
Title:

GREENPOINT MORTGAGE FUNDING, INC.,
as Servicer

By:
Name:
Title:

Acknowledged:

AURORA LOAN SERVICES LLC,
as Master Servicer

By:
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By: __________________________
Name:
Title:

EXHIBIT A

Modifications to the PWSA

1.
Unless otherwise specified herein, any provisions of the PWSA, including definitions, relating to (i) representations and warranties relating to the Mortgage Loans and not relating to the servicing of the Mortgage Loans, (ii) Mortgage Loan repurchase obligations, (iii) Agency Transfer, Whole Loan Transfers, Securitization Transactions and Reconstitution, and (iv) Assignments of Mortgage, shall be disregarded for purposes relating to this Agreement. Except as otherwise referred to herein, the exhibits to the PWSA and all references to such exhibits shall also be disregarded.

2.	The definition of “Business Day” is hereby amended in its entirety to read as follows:

“Business Day”: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the States of New York, Maryland, Minnesota, Texas, or California, or any state where there is a corporate office of the Trustee or the Securities Administrator are authorized or obligated by law or executive order to be closed.

3.	The definition of “Closing Date” is hereby amended in its entirety to read as follows:

“Closing Date”: May 31, 2007.

4.	The definition of “Custodial Agreement” in Article I is hereby amended in its entirety to read as follows:

“Custodial Agreement” means the Custodial Agreement dated as of May 1, 2007, between U.S. Bank National Association, as custodian, and the Trustee.

5.	The definition of “Custodian” in Article I is hereby amended in its entirety to read as follows:

“Custodian” means U.S. Bank National Association.

6.	The definition of “Determination Date” in Article I is hereby amended in its entirety to read as follows:

“Determination Date”: The fifteenth (15th) day of the calendar month of the related Remittance Date (or if such day is not a Business Day, the Business Day immediately preceding such day).

7.	The definition of “Eligible Investments” in Article I is hereby amended in its entirety to read as follows:

“Eligible Investments”: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

(i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Securities Administrator or any agent of the Securities Administrator, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the aggregate principal balance of the Mortgage Loans; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

(vi) a Qualified GIC;

(vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(viii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating by each Rating Agency of any of the Certificates and has a short term rating of at least “A-1” or its equivalent by each Rating Agency. Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which the Securities Administrator, the Master Servicer or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Securities Administrator, the Master Servicer or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Securities Administrator, the Master Servicer or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time; provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

8.	The definition of “GNMA” is hereby added to Article I to immediately follow the definition of “Freddie Mac Guides”:

“GNMA”: The Government National Mortgage Association, or any successor thereto.

9.	The definition of “Master Servicer” in Article I is hereby deleted in its entirety.

10.	The definition of “Mortgage Loan” in Article I is hereby amended in its entirety to read as follows:

“Mortgage Loan”: An individual servicing retained Mortgage Loan which has been purchased from the Servicer by Lehman Brothers Bank, FSB and is subject to this Agreement, being identified on the Mortgage Loan Schedule to this Agreement, which Mortgage Loan includes without limitation the Mortgage Loan documents, the Monthly Reports, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

11.	The definition of “Mortgage Loan Schedule” in Article I is hereby amended in its entirety to read as follows:

“Mortgage Loan Schedule” The schedule of Mortgage Loans setting forth certain information with respect to the Mortgage Loans purchased from the Servicer by Lehman Brothers Bank, FSB pursuant to the PWSA, which Mortgage Loan Schedule is attached as Exhibit M to this Agreement.

12.	The definition of “Prepayment Interest Shortfall Amount” is hereby amended in its entirety to read as follows:

“Prepayment Interest Shortfall Amount”: With respect to any Mortgage Loan that was subject to a voluntary (not including discounted payoffs) Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in such Due Period, the amount of interest (net of the related Servicing Fee for Principal Prepayments in full only) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

13.	The definition of “Qualified Depository” is hereby amended in its entirety to read as follows:

“Qualified Depository”: Any of (i) a federal or state-chartered depository institution or trust company the accounts of which are insured by the FDIC and whose commercial paper, short-term debt obligations or other short-term deposits are rated at least “A-1+” by Standard & Poor’s, or whose long-term unsecured debt obligations are rated at least “AA-” by Standard & Poor’s if the amounts on deposit are to be held in the account for no more than 365 days or whose commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by Standard & Poor’s if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement , or (ii) the corporate trust department of a federal or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations, which has corporate trust powers, acting in its fiduciary capacity, or (iii) Lehman Brothers Bank, F.S.B., a federal savings bank.

14.	The definition of “Qualified GIC” is hereby added to Article I to immediately follow the definition of “Qualified Depository”, to read as follows:

“Qualified GIC”: A guaranteed investment contract or surety bond providing for the investment of funds in the Custodial Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

(a) be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

(b) provide that the Servicer may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

(c) provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Servicer, the Servicer shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Securities Administrator;

(d) provide that the Servicer’s interest therein shall be transferable to any successor servicer or the Master Servicer hereunder; and

(e) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Custodial Account, as the case may be, not later than the Business Day prior to any Determination Date.

15.	A new definition of “Sarbanes Certifying Party” is added to Article I to immediately follow the definition of “SAIF” to read as follows:

“Sarbanes Certifying Party” means a Person who provides a certification required under the Sarbanes-Oxley Act of 2002 on behalf of the Trust Fund.

16.	The parties acknowledge that Section 2.03 (Custodial Agreement; Delivery of Documents) shall be superceded by the provisions of the Custodial Agreement.

17.	Section 4.01 (Seller Representations and Warranties) is hereby amended by deleting Section 4.01(B)(i)(vii) in its entirety and replacing it with the following:

(vii) there are no affiliations, relationships or transactions relating to a Seller, the Servicer, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto listed on Exhibit N of this Agreement of a type described in Item 1119 of Regulation AB.

18.	Section 4.03 (Remedies for Breach of Representations and Warranties) is hereby amended in its entirety to read as follows:

It is understood and agreed that the representations and warranties set forth in Section 4.01(A) (a) through (f), (h), (i) (k) and (m) through (r) shall survive the engagement of the Servicer to perform the servicing responsibilities hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Trustee, the Trust Fund and the Master Servicer. Upon discovery by either the Servicer, the Master Servicer, the Securities Administrator or a Responsible Officer of the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of the Trustee or the Trust Fund, the party discovering such breach shall give prompt written notice to the other.

Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in Section 4.01(A) which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Master Servicer’s option, assign the Servicer’s rights and obligations under this Agreement (or respecting the affected Loans) to a successor servicer in accordance with Section 12.01.

In addition, the Servicer shall indemnify (from its own funds) the Trustee, the Trust Fund and Master Servicer and hold each of them harmless against any costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer’s representations and warranties contained in this Agreement. It is understood and agreed that the remedies set forth in this Section 4.03 constitute the sole remedies of the Master Servicer, the Trust Fund and the Trustee respecting a breach of the foregoing representations and warranties.

Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 4.01(A) shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Trustee, the Securities Administrator or Master Servicer to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Trustee or the Master Servicer for compliance with this Agreement.

19.	Section 4.05 (Restrictions and Requirements Applicable in the Event

that a Mortgage Loan is Acquired by a REMIC) is hereby amended by adding the following sentence at the end of the first paragraph of Subsection (d) thereof:

Notwithstanding the foregoing, no Opinion of Counsel shall be required for any modification of a Mortgage Loan pursuant to Section 5.01.

20.	Section 5.01 (Seller to Act as Servicer) is hereby amended as follows:

(i) by deleting the first and second sentences of the second paragraph of such section and replacing it with the following:

Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably forseeable, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of such modification, the Company shall calculate the Monthly Payment for such Mortgage Loan based on the modified terms of such Mortgage Loan and shall only be required to make Monthly Advances pursuant to Section 6.04 to the extent of such new Monthly Payment.

(ii) by adding the following to the end of the second paragraph of such section:

Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Servicer shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension. Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.

21.	Section 5.04 (Establishment of and Deposits to Custodial Account) is hereby amended as follows:

(a)
the words “GreenPoint Mortgage Funding, Inc. in trust for Lehman Brothers Bank, purchaser of Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 2006-FLOW” in the first sentence of the first paragraph shall be replaced by the following words: “GreenPoint Mortgage Funding, Inc. in trust for the SARM 2007-5 Trust Fund.”

(b)	by amending clause (xii) to read as follows:

(xii)	the amount of any Prepayment Interest Shortfall Amount paid out of the Servicer’s own funds without any right to reimbursement therefor;

(c) by adding the words “ No later than 30 days after the Closing Date,” to the beginning of the last sentence of the first paragraph of such section.

22.	Section 5.06 (Establishment of and Deposits to Escrow Account) shall be amended as follows:

(a)
the words “GreenPoint Mortgage Funding, Inc. in trust for Lehman Brothers Bank, purchaser of Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 2006-FLOW, and various mortgagors” in the first sentence of the first paragraph shall be replaced by the following words: “GreenPoint Mortgage Funding, Inc. in trust for the SARM 2007-5 Trust Fund, and various mortgagors.”

(b)	by adding the words “ No later than 30 days after the Closing Date,” to the beginning of the last sentence of the first paragraph of such section.

23.	Section 5.17 (Title, Management and Disposition of REO Property) is hereby amended as follows:

(a)    by deleting the third paragraph of such section in its entirety and replacing it with the following paragraph:

The Seller shall use its Best Efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three years after title has been taken to such REO Property, unless (a) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (b) the Seller determines, and gives an appropriate notice to the Master Servicer to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Seller shall report monthly to the Master Servicer as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Trustee (upon written direction of the Seller), a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Seller as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Seller and Trustee shall be entered into with respect to such purchase money mortgage. Notwithstanding anything herein to the contrary, the Seller shall not be required to provide financing for the sale of any REO Property. Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used or held by or on behalf of the Trust Fund in such a manner, pursuant to any terms or for a period that would: (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or (ii) result in the imposition of any tax upon any REMIC included in the Trust Fund.

(b)     by deleting the fourth paragraph of such section in its entirety and replacing it with the following paragraph:

Notwithstanding anything to the contrary contained in this Section 5.17, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Seller has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Trustee or the Master Servicer otherwise requests, an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector shall be arranged by the Seller. Upon completion of the inspection, the Seller shall provide the Trustee and the Master Servicer with a written report of such environmental inspection. In the event that the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Seller shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure without the prior approval of the Securities Administrator. In the event that the environmental inspection report is inconclusive as to whether or not the Mortgage Property is contaminated, the Seller shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure without the prior approval of the Securities Administrator. In such instance, the Trustee shall be deemed to have approved such foreclosure or acceptance of a deed in lieu of foreclosure unless the Securities Administrator notifies the Seller in writing, within two (2) Business Days after its receipt of written notice of the proposed foreclosure or deed in lieu of foreclosure from the Seller, that it disapproves of the related foreclosure or acceptance of a deed in lieu of foreclosure. The Seller shall be reimbursed for all Servicing Advances made pursuant to this paragraph with respect to the related Mortgaged Property from the Custodial Account.

(c)     by adding the following paragraph to the end of such section:

Prior to acceptance by the Seller of an offer to sell any REO Property, the Seller shall notify the Master Servicer of such offer in writing which notification shall set forth all material terms of said offer (each a “Notice of Sale”). The Master Servicer shall be deemed to have approved the sale of any REO Property unless the Master Servicer notifies the Seller in writing, within five (5) days after its receipt of the related Notice of Sale, that it disapproves of the related sale, in which case the Seller shall not proceed with such sale.

24.	Section 5.22 (Prepayment Charges) is hereby amended by adding the following sentence to the end of such section:

Otherwise, if the Seller or its designee fails to collect the Prepayment Charge upon any prepayment of any Mortgage Loan which contains a Prepayment Charge, the Seller shall pay to the Custodial Account an amount equal to the Prepayment Charge which was not collected.

25.	Section 6.01 (Remittances) is hereby amended by changing all references to “second Business Day” in such section to “first Business Day.”

26.	Section 6.01 is hereby further amended by adding the following after the second paragraph of such Section:

All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

Bank of New York
New York, New York
ABA #: 021-000-018
Account Name: Aurora Loan Services LLC
Master Servicing Payment Clearing Account
Account Number: 8900620730
Beneficiary: Aurora Loan Services LLC
For further credit to: Aurora Loan Services, SARM 2007-5

27.	Section 6.02 (Statements to Purchaser) is hereby amended by replacing the first paragraph in its entirety to read as follows:

Section 6.02 Statements to Master Servicer.

Not later than the fifth calendar day of each month (or if such calendar day is not a Business Day, the immediately preceding Business Day), the Servicer shall furnish to the Master Servicer (i) a monthly remittance advice in a format (mutually agreed to between the Servicer and the Master Servicer) similar to the format set forth in Exhibit F-1 hereto and a monthly defaulted loan report in a format (mutually agreed to between the Servicer and the Master Servicer) similar to the format set forth in Exhibit F-2 hereto relating to the period ending on the last day of the preceding calendar month and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer. The format of this monthly reporting may be amended from time to time to the extent necessary to comply with applicable law or the terms of the Trust Agreement.

28.	Section 7.05 (Annual Statement as to Compliance) is hereby amended as follows:

(a) by replacing the words “the Purchaser and any Depositor” with “the Purchaser, the Master Servicer, the Securities Administrator, the Trust Fund and any Depositor”.

(b) by replacing the words “the Purchaser and such Depositor” with “the Purchaser, the Master Servicer, the Securities Administrator, the Trust Fund and such Depositor”.

29.	Section 7.07 (Assessment of Servicing Compliance) is hereby amended as follows:

(a) by replacing the words “the Purchaser and any Depositor” with “the Purchaser, the Master Servicer, the Securities Administrator, the Trust Fund and any Depositor” in each instance.

(b) by replacing the words “the Purchaser and such Depositor” with “the Purchaser, the Master Servicer, the Securities Administrator, the Trust Fund and such Depositor” in each instance.

(c)  by replacing the words “the Purchaser, any Depositor” with “the Purchaser, the Master Servicer, the Securities Administrator, the Trust Fund, any Depositor” in each instance.

(d)  by replacing the words “neither the Purchaser nor any Depositor” with “none of the Purchaser, the Master Servicer, the Securities Administrator, the Trust Fund nor any Depositor” in each instance.

(e) by replacing clause (i)(C) in its entirety with the following:

(C) in connection with each Reconstitution Agreement, cause (x) each Subservicer and (y) each Subcontractor determined by the Seller pursuant to Section 7.08 to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB (each, a “Participating Entity”) and for which the Seller does not elect to take responsibility for assessing compliance with the Servicing Criteria in accordance with Regulation AB Telephone Interpretation 17.06, to deliver to the Purchaser, the Master Servicer, the Securities Administrator, the Trust Fund and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (A) and (B) of this Section 7.07(i); and

30.	Section 7.08 (Use of Subservicers and Subcontractors) is hereby amended as follows:

(a) by replacing the words “the Purchaser and any Depositor” with “the Purchaser, the Master Servicer, the Securities Administrator, the Trust Fund and any Depositor” in each instance.

(b) by replacing the words “(or any designee of the Depositor, such as a master servicer or administrator)” with “(or any designee of such party)” in each instance

(c) by replacing the words “the Purchaser and such Depositor” with “the Purchaser, the Master Servicer, the Securities Administrator the Trust Fund and such Depositor” in each instance.

(d) by replacing the words “the Purchaser or any Depositor” with “the Purchaser, the Master Servicer, the Securities Administrator, the Trust Fund or any Depositor” in each instance.

(e) by replacing the last sentence of the second paragraph of Subsection (ii) with the following:

The Seller shall be responsible for obtaining from each Subcontractor for which the Servicer does not elect to take responsibility for assessing compliance with the Servicing Criteria in accordance with Regulation AB Telephone Interpretation 17.06 and delivering to the Purchaser, the Master Servicer, the Securities Administrator, the Trust Fund or any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 7.07, in each case as and when required to be delivered.

(f) by replacing clause (C) in the first paragraph of Subsection (ii) with the following:

(C) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor for which the Servicer does not elect to take responsibility for assessing compliance with the Servicing Criteria in accordance with Regulation AB Telephone Interpretation 17.06 identified pursuant to clause (B) of this paragraph.

(g) by replacing clause (B) in the third paragraph of Subsection (ii) with the following:

(B) cause (x) each Subservicer and (y) each Subcontractor for which the Servicer does not elect to take responsibility for assessing compliance with the Servicing Criteria in accordance with Regulation AB Telephone Interpretation 17.06, with respect to which the Purchaser, the Master Servicer, the Securities Administrator, the Trust Fund or any Depositor requests delivery of an assessment of compliance and accountants’ attestation to deliver such within the time required under Section 7.07.

31.	Section 8.01 (Removal of Mortgage Loans from Inclusion Under this Agreement Upon an Agency Transfer, or a Securitization Transaction on One or More Reconstitution Dates) is hereby amended as follows:

(a) by replacing the words“the depositor and the trustee” with “the Depositor, the Master Servicer, the Securities Administrator and the Trust Fund” in Section 8.01(c).

(b) by adding the words “and the Trust Fund” after the words “the master servicer” in the second sentence of Section 8.01(c).

(c) by replacing the words “the Purchaser or any Depositor” with “the Purchaser, the Master Servicer, the Securities Administrator, the Trust Fund or any Depositor” in each instance.

(d)  by replacing the words “the Purchaser and such Depositor” with “the Purchaser, the Master Servicer, the Securities Administrator, the Trust Fund and such Depositor” in each instance.

(e) by replacing the words “the Purchaser and any Depositor” with “the Purchaser, the Master Servicer, the Securities Administrator, the Trust Fund and any Depositor” in each instance.

(f) by replacing the words “the Purchaser or the Depositor” with “the Purchaser, the Master Servicer, the Trustee, the Trust Fund or the Depositor” in each instance.

(g) by replacing the words “the Purchaser or such Depositor” with “the Purchaser, the Master Servicer, the Securities Administrator, the Trust Fund or such Depositor” in each instance.

(h) by replacing the words “the Purchaser or Depositor” with “the Purchaser, the Master Servicer, the Securities Administrator, the Trust Fund or Depositor” in each instance.

(i) by deleting Section 8.01(e)(i)(D) in its entirety and replacing it with “as promptly as practicable following notice to the Seller, a description of any affiliation or relationship between a Seller or the Servicer, each Third-Party Originator or each Subservicer, as applicable, and any of the parties listed on Exhibit N hereto.

32.	Section 8.04 (Additional Indemnification by the Seller) is hereby amended as follows:

(a)  by replacing Section 8.04(a) in its entirety with the following:

The Servicer shall indemnify Lehman Brothers Holdings Inc., the Trust Fund, the Trustee, the Depositor and the Master Servicer and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement (including, but not limited to its obligation to provide the certification pursuant to Section 8.01(c) hereunder) or for any inaccurate or misleading information provided in the certification required pursuant to Section 8.01(c). The Servicer immediately shall notify Lehman Brothers Holdings Inc., the Master Servicer and the Trustee or any other relevant party if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim. The Servicer shall follow any written instructions received from the Master Servicer or the Trustee in connection with such claim. The Seller agrees that it will not enter into any settlement of any such claim without the consent of the Purchaser unless such settlement includes an unconditional release of the Purchaser from all liability that is the subject matter of such claim. In addition to the obligations of the Seller set forth in this Section, the Purchaser may pursue any and all remedies otherwise available at law or in equity, including, but not limited to, the right to seek damages. The Servicer shall provide the Master Servicer (with a copy to the Master Servicer) with a written report of all expenses and advances incurred by the Servicer pursuant to this Section 8.04, and the Master Servicer from the assets of the Trust Fund promptly shall reimburse the Servicer for all amounts advanced by it pursuant to the preceding sentence except when the claim in any way relates to the failure of the Servicer to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or the gross negligence, bad faith or willful misconduct of this Servicer.

(b)  by (1) replacing the words “the Purchaser, each affiliate of the Purchaser” with “the Trust Fund, the Depositor, the Trustee, the Master Servicer,” and (2) deleting the words “or the Depositor” in Section 8.04(b).

(c) by replacing the words “the Purchaser, any Depositor” with “the Purchaser, the Master Servicer, the Trustee, the Trust Fund, any Depositor” in each instance.

33.	Section 10.01 (Events of Default) is hereby amended by (i) changing any reference to “Purchaser” to “Master Servicer” and (ii) replacing the last paragraph thereof with the following:

Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor servicer appointed by the Lehman Brothers Holdings Inc. and the Master Servicer. Upon written request from the Seller, the Servicer shall prepare, execute and deliver to the successor entity designated by the Seller any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer’s sole expense. The Servicer shall cooperate with Lehman Brothers Holdings Inc. and the Master Servicer and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

34.	Section 10.02 (Waiver of Defaults) is hereby amended by changing the reference to “Purchaser” to “Master Servicer with the prior written consent of the Trustee.”

35.	Section 11.01 (Termination) is hereby amended as follows:

(a) by restating subclause (ii) thereof to read as below and adding the following sentence after the first sentence of Section 11.01:

(ii) the exercise of the Master Servicer’s right pursuant to Section 10.01 to terminate this Agreement upon an Event of Default, provided such termination is also acceptable to the Trustee and the Rating Agencies.

At the time of any termination of the Servicer pursuant to Section 11.01, the Servicer shall be entitled to all accrued and unpaid Servicing Fees and unreimbursed Servicing Advances and Monthly Advances; provided, however, in the event of a termination for cause under Section 10.01 hereof, such unreimbursed amounts shall not be reimbursed to the Servicer until such amounts are received by the Trust Fund from the related Mortgage Loans.

(b) by replacing the words “Neither the Purchaser nor any Depositor” with “None of the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance.

(c) by replacing the words “the Purchaser or Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance.

(d) by replacing the words “Neither the Purchaser nor any Depositor” with “None of the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance.

(e) by replacing the words “the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor” with “the Trust Fund, the Depositor, the Trustee and the Master Servicer”

(f) by replacing the words “the Purchaser (or such designee) or such Depositor” with “such party”.

36.	Section 11.02 (Termination Without Cause) is hereby amended by deleting the first two paragraphs of such section in their entirety and replacing them with the following two paragraphs:

This Agreement shall terminate upon: (i) the later of (a) the distribution of the final payment or liquidation proceeds on the last Mortgage Loan to the Trust Fund (or advances by the Seller for the same), and (b) the disposition of all REO Property acquired upon foreclosure of the last Mortgage Loan and the remittance of all funds due hereunder, or (ii) mutual consent of the Seller, Lehman Brothers Bank, FSB and the Master Servicer in writing or (iii) at the sole option of the Lehman Brothers Bank, FSB, without cause, upon 30 days written notice. Any such notice of termination shall be in writing and delivered to the Seller by registered mail to the address set forth at the beginning of this Agreement. The Master Servicer, the Trustee and the Seller shall comply with the termination procedures set forth in Sections 10.01 and 12.01.

In connection with any such termination referred to in clause (ii) or (iii) above, Lehman Brothers Bank, FSB will be responsible for reimbursing the Seller for all unreimbursed out-of-pocket Servicing Advances within 15 Business Days following the date of termination and other reasonable and necessary out-of-pocket costs associated with any transfer of servicing.

37.	Section 12.01 (Successor to Seller) is hereby amended in its entirety to read as follows:

Simultaneously with the termination of the Servicer’s responsibilities and duties under this Agreement pursuant to Sections 8.05, 10.01, 11.01(ii) or 11.02, the Master Servicer shall, in accordance with the provisions of the Trust Agreement (i) succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor meeting the eligibility requirements of this Agreement, and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement with the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement. Any successor to the Servicer that is not at that time a Servicer of other mortgage loans for the Trust Fund shall be subject to the approval of the Master Servicer, Lehman Brothers Holdings Inc., the Trustee and each Rating Agency (as such term is defined in the Trust Agreement). Unless the successor servicer is at that time a servicer of other mortgage loans for the Trust Fund, each Rating Agency must deliver to the Trustee a letter to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. In connection with such appointment and assumption, the Master Servicer or Lehman Brothers Holdings Inc., as applicable, may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Sections 4.01 and 4.02 and the remedies available to the Trust Fund under Section 4.03 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The Servicer shall cooperate with the Trustee and the Master Servicer, as applicable, and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Account or any Escrow Account or thereafter received with respect to the Mortgage Loans.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Trustee, the Securities Administrator, the Servicer and the Master Servicer an instrument (i) accepting such appointment, wherein the successor shall make an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 8.05, 10.01, 11.01 or 11.02 shall not affect any claims that the Master Servicer or the Trustee may have against the Servicer arising out of the Servicer’s actions or failure to act prior to any such termination or resignation.

The Servicer shall deliver within three (3) Business Days of the appointment of a successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Loan Documents and related documents and statements held by it hereunder to the successor servicer and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

Upon a successor’s acceptance of appointment as such, the Servicer shall notify the Trustee and Master Servicer of such appointment in accordance with the notice procedures set forth herein.

Except as otherwise provided in this Agreement, all reasonable costs and expenses incurred in connection with any transfer of servicing hereunder (whether as a result of termination or removal of the Servicer or resignation of the Servicer or otherwise), including, without limitation, the costs and expenses of the Master Servicer or any other Person in appointing a successor servicer, or of the Master Servicer in assuming the responsibilities of the Servicer hereunder, or of transferring the Servicing Files and the other necessary data to the successor servicer shall be paid by the terminated, removed or resigning Servicer from its own funds without reimbursement.

38.
Section 12.02 (Amendment) is hereby amended by replacing the words “by the Seller and the Purchaser by written agreement signed by the Seller and the Purchaser” with “by written agreement by the Servicer and Lehman Brothers Holdings Inc., with the written consent of the Master Servicer and the Trustee.”

39.	Sections 12.03 (Closing), 12.04 (Closing Documents) and 12.05 (Costs) are hereby deleted in their entirety.

40.	Section 12.07 (Duration of Agreement) is hereby amended by deleting the last sentence thereof.

41.	Section 12.13 (Assignment by Purchaser) is hereby deleted in its entirety and replaced with the following:

Acknowledgement. The Servicer hereby acknowledges that the rights of Lehman Brothers Holdings Inc. under the PWSA, as amended by this Agreement, will be assigned to SASCO under the Mortgage Loan Sale and Assignment Agreement, and subsequently to the Trust Fund under the Trust Agreement and agrees that the Mortgage Loan Sale and Assignment Agreement and the Trust Agreement will each be an assignment and assumption agreement or other assignment document required pursuant to this Section 12.13 and will constitute an assignment and assumption of the rights of Lehman Brothers Holdings Inc. under the PWSA to SASCO and the Trust Fund, as applicable. In addition, the Trust Fund will make a REMIC election. The Servicer hereby consents to such assignment and assumption and acknowledges the Trust Fund’s REMIC election.

42.	Section 12.14 (No Personal Solicitation) is hereby amended by replacing the words “the Purchaser” with “Lehman Brothers Holdings Inc.” in each instance.

43.	Section 12.18 (Intention of the Parties) is hereby amended as follows:

(a) by replacing the words “the Purchaser and any Depositor” with “the Purchaser, the Master Servicer, the Trustee, the Trust Fund and any Depositor” in each instance.

(b) by replacing the words “the Purchaser or any Depositor” with “the Purchaser, the Master Servicer, the Trustee, the Trust Fund or any Depositor” in each instance.

(c) by replacing the words “Neither the Purchaser nor any Depositor” with “None of the Trust Fund, the Depositor, the Trustee or the Master Servicer” in each instance.

(d) by replacing the words “the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor” with “the Trust Fund, the Depositor, the Trustee or the Master Servicer to deliver to such party (including any of its assignees or designees)”.

(e) by replacing the words “the Purchaser or such Depositor” with “the Purchaser, the Master Servicer, the Trustee, the Trust Fund or such Depositor” in each instance.

(f)  by replacing the words “The Purchaser (including any of its assignees or designees)” with “The Purchaser, the Trust Fund, the Master Servier, the Trustee and the Depositor (including any of their assignees or designees)”.

(g) by replacing the words “in the Purchaser’s reasonable judgment” with “such party’s reasonable judgment”.

44.
Exhibit D-1 to the PWSA (Custodial Account Certification) is hereby amended by replacing “GreenPoint Mortgage Funding, Inc., in trust for the Purchaser, Group No. 2006-FLOW” with “GreenPoint Mortgage Funding, Inc. in trust for the SARM 2007-5 Trust Fund.”

45.
Exhibit D-2 to the PWSA (Custodial Account Letter Agreement) is hereby amended by replacing “GreenPoint Mortgage Funding, Inc., in trust for the Purchaser - Conventional Residential Adjustable and Fixed Rate Mortgage Loans - Group No. 2006-FLOW” with “GreenPoint Mortgage Funding, Inc. in trust for the SARM 2007-5 Trust Fund.”

46.
Exhibit E-1 to the PWSA (Escrow Account Certification) is hereby amended by replacing “GreenPoint Mortgage Funding, Inc., in trust for the Purchaser, Group No. 2006-FLOW, and various mortgagors” with “GreenPoint Mortgage Funding, Inc. in trust for the SARM 2007-5 Trust Fund, and various mortgagors.”

47.
Exhibit E-2 to the PWSA (Escrow Account Letter Agreement) is hereby amended by replacing “GreenPoint Mortgage Funding, Inc., in trust for the Purchaser - Conventional Residential Adjustable and Fixed Rate Mortgage Loans - Group No. 2006-FLOW” with “GreenPoint Mortgage Funding, Inc. in trust for the SARM 2007-5 Trust Fund, and various mortgagors.”

48.	Exhibit D hereto is added to the PWSA as Exhibit M thereto.

49.	Exhibit E hereto is added to the PWSA as Exhibit N thereto.

50.	Exhibit K to the PWSA is hereby replaced in its entirety with Exhibit F hereto.

51.	Exhibit L to the PWSA is hereby replaced in its entirety with Exhibit G hereto.

52.
Intended Third Party Beneficiaries. Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Master Servicer, the Depositor and the Trustee receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the Master Servicer, the Depositor and the Trustee as if they were parties to this Agreement, and the Master Servicer, the Depositor and the Trustee shall have the same rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement. The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement. Notwithstanding the foregoing, all rights and obligations of the Master Servicer, the Depositor and the Trustee hereunder (other than the right to indemnification) shall terminate upon termination of the Trust Agreement and of the Trust Fund pursuant to the Trust Agreement.

EXHIBIT B

Flow Mortgage Loan Purchase, Warranties and Servicing Agreement

[See Exhibit 99.6]

B-1

EXHIBIT C

Assignment and Assumption Agreement

[Intentionally Omitted]

C-1

EXHIBIT D

EXHIBIT M

Mortgage Loan Schedule

On file at the offices of:
Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104-2808
Attn: Steven J. Molitor
Telephone: (215) 994-2777
Telecopier: (215) 994-2222

D-1

EXHIBIT E

EXHIBIT N

TRANSACTION PARTIES

Trustee: HSBC Bank USA, National Association

Securities Administrator: U.S. Bank National Association

Master Servicer: Aurora Loan Services LLC

Credit Risk Manager: N/A

PMI Insurer: N/A

Interest Rate Swap Counterparty: HSBC Bank USA, National Association

Interest Rate Cap Counterparty: N/A

Servicers: Aurora Loan Services LLC, Bank of America, N.A., Colonial Savings F.A., Countrywide Home Loans Servicing LP, GreenPoint Mortgage Funding, Inc. and U.S. Bank National Association.

Originators: Bank of America, N.A., Central Pacific Mortgage, Countrywide Home Loans, Inc., Freedom Mortgage Corp., GreenPoint Mortgage Funding, Inc., Meridias Capital, Inc., Option One Mortgage Corporation, Platinum Community Bank, FSB, Shea Mortgage Inc., Synovus Mortgage Corporation, Weichert Financial Services, WMC Mortgage Corp. and U.S. Bank National Association.

Custodians: LaSalle Bank National Association, U.S. Bank National Association and Wells Fargo Bank, N.A.

Seller: Lehman Brothers Holdings Inc.

E-1

EXHIBIT F

EXHIBIT K

[Date]

FORM OF ANNUAL CERTIFICATION

Re:
The Reconstituted Servicing Agreement dated as of May 1, 2007 (the “Agreement”), by and between Lehman Brothers Holdings Inc. and GreenPoint Mortgage Funding, Inc. (the “Servicer”), and acknowledged by Aurora Loan Services LLC (the “Master Servicer”) and HSBC Bank USA, National Association, as Trustee (the “Trustee”).

I, [identify the certifying individual], the [title] of the Servicer, certify to the Trustee, the Master Servicer and Structured Asset Securities Corporation (the “Depositor”), and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to any of the Depositor, the Master Servicer and the Trustee pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Depositor, the Master Servicer and the Trustee;

(4) I am responsible for reviewing the activities performed by the Servicer as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects; and

(5) The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the Depositor, the Master Servicer and the Trustee. Any material instances of noncompliance described in such reports have been disclosed to the Depositor, the Master Servicer and the Trustee. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

F-1

Date: _________________________

By:________________________________
Name:
Title:

F-2

EXHIBIT G

EXHIBIT L

SERVICING CRITERIA TO BE ADDRESSED IN REPORT ON
ASSESSMENT OF COMPLIANCE

The Servicer shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”, as identified by a mark in the column titled “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.